THE BRUNSWICK RETIREMENT SAVINGS PLAN
                   --------------------------------------

           As Amended and Restated Effective as of April 30, 1999























                            Mayer, Brown & Platt
                                  Chicago

                             TABLE OF CONTENTS


                                                                        PAGE
||

SECTION 1    General.....................................................1
             1.1.     Purpose and Effective Date.........................1
             1.2.     Employers and Related Companies....................1
             1.3.     Trust Agreement....................................1
             1.4.     Plan Administration................................1
             1.5.     Plan Year..........................................2
             1.6.     Accounting Dates...................................2
             1.7.     Applicable Laws....................................2
             1.8.     Gender and Number..................................2
             1.9.     Notices............................................2
             1.11.    Evidence...........................................3
             1.12.    Action by Employer.................................3
             1.13.    No Reversion to Employers..........................3
             1.14.    Plan Supplements...................................3
             1.15.    Defined Terms......................................3

SECTION 2    Participation in Plan.......................................3
             2.1.     Eligibility for Participation......................3
             2.2.     Plan Not Guarantee of Employment...................4
             2.3.     Extended Participation.............................4
             2.4.     Leased Employees...................................4

SECTION 3    Employee After-Tax, Pre-Tax and Rollover Contributions......5
             3.1.     After-Tax Contributions............................5
             3.2.     Pre-Tax Contributions..............................5
             3.3.     Payment of After-Tax and Pre-Tax Contributions.....5
             3.4.     Variation, Discontinuance and Resumption of
                        After-Tax or Pre-Tax\Contributions...............5
             3.5.     Compensation.......................................6
             3.6.     Rollover Contributions.............................6

SECTION 4    Employer Matching Contributions.............................6
             4.1.     Employer Matching Contributions....................6
             4.2.     Limitations on Amount of Employer Contributions....7
             4.3.     Payment of Employer Contributions..................7
             4.4.     Military Absences..................................7

SECTION 5    The Trust Fund, Investment Funds
              and Investment Fund Elections  .............................7
             5.1.     The Trust Fund, Investment Funds....................7
             5.2.     Investment Fund Accounting..........................8
             5.3.     Investment Fund Elections...........................8
             5.4.     Transfers Between Investment Funds..................8
             5.5.     Liquidity...........................................8
             5.6.     Investment of Employer Matching Contributions.......9

SECTION 6    Plan Accounting..............................................9
             6.1.     Participants' Accounts..............................9
             6.2.     Allocation of Fund Earnings and Changes in Value...10
             6.3.     Allocation and Crediting of Contributions..........10
             6.4.     Correction of Error................................10
             6.5.     Statement of Plan Interest.........................10

SECTION 7    Limitations On Compensation,
             Contributions and Allocations...............................11
             7.1.     Reduction of Contribution Rates....................11
             7.2.     Compensation for Limitation/Testing Purposes.......11
             7.3.     Limitations on Annual Additions....................11
             7.4.     Excess Annual Additions............................12
             7.5.     Allocation Among Employers.........................12
             7.6.     Combined Plan Limitation...........................12
             7.7.     Section 402(g) Limitation..........................13
             7.8.     Section 401(k)(3) Testing..........................13
             7.9.     Correction Under Section 401(k) Test...............14
             7.10.    Code Section 401(m)(2) Testing.....................15
             7.11.    Correction Under Section 401(m) Test...............15
             7.12.    Multiple Use of Alternative Limitation.............16
             7.13.    Highly Compensated.................................16

SECTION 8    Vesting and Termination Dates...............................16
             8.1.     Determination of Vested Interest...................16
             8.2.     Termination Date...................................16
             8.3.     Distribution Only Upon Separation From Service.....16

SECTION 9    Loans and Pre-Termination Withdrawals.......................17
             9.1.     Loans..............................................17
             9.2.     Withdrawal of After-Tax, Pre-Tax and Rollover
                        Contributions....................................19
             9.3.     Hardship...........................................19
             9.4.     Order of Withdrawal from Investment Funds..........20
             9.5.     Direct Rollover Option.............................21

SECTION 10   Post-Termination Distributions From Account Balances........21
             10.1.    Manner of Making Payments..........................21
             10.2.    Commencement of Benefits...........................21
             10.3.    Limits on Commencement and Duration of
                        Distributions....................................21
             10.4.    Facility of Payment................................22
             10.5.    Interests Not Transferable.........................22
             10.6.    Absence of Guaranty................................22
             10.7.    Designation of Beneficiary.........................22
             10.8.    Missing Participants or Beneficiaries..............23
             10.9.    Disability Distribution............................23

SECTION 11   Voting, Tender and Exchange Rights of Company Stock.........24
             11.1.    Voting Rights of Company Stock.....................24
             11.2.    Tender and Exchange Rights of Company Stock........24

SECTION 12   The Benefits Administration Committee.......................25
             12.1.    Membership.........................................25
             12.2.    Rights, Powers and Duties..........................25
             12.3.    Delegation by Company or Committee.................26
             12.4.    Uniform Rules......................................26
             12.5.    Information to be Furnished to Benefits
                        Administration Committee.........................26
             12.6.    Committee's Decision Final.........................26
             12.7.    Remuneration and Expenses..........................26
             12.8.    Exercise of Committee's Duties.....................27
             12.9.    Indemnification of the Committee...................27
             12.10.   Resignation or Removal of Member...................27
             12.11.   Appointment of Successor Member....................27
             12.12.   Interested Committee Member........................27

SECTION 13   Amendment and Termination...................................27
             13.1.    Amendment..........................................28
             13.2.    Termination........................................28
             13.3.    Merger and Consolidation of the Plan, Transfer
                        of Plan Assets...................................28
             13.4.    Distribution on Termination and Partial
                        Termination......................................29

Schedule I...............................................................30

SUPPLEMENT A..............................................................1

SUPPLEMENT B..............................................................1

                               INDEX OF TERMS


         Access System.....................................................2
         Accounting Date...................................................2
         Accounts..........................................................9
         administrator.....................................................1
         Affected Participant............................................A-1
         Aggregation Plan................................................A-4
         Annual Additions.................................................12
         Beneficiary......................................................23
         Brunswick Stock Fund..............................................7
         Code..............................................................1
         Committee.........................................................2
         Common Stock......................................................7
         Company...........................................................1
         Compensation....................................................A-4
         Contribution Percentage..........................................15
         Deferral Percentage..............................................13
         defined benefit fraction.........................................13 defined contribution fraction....................................13
         Distribution Date...............................................B-4
         Effective Date....................................................1
         eligible retirement plan.........................................21 eligible rollover distribution ..................................21
         Employer Matching Account.........................................9
         Employer..........................................................1
         Employers.........................................................1
         ERISA.............................................................1
         Hardship.........................................................19
         Highly Compensated Group Contribution Percentage.................15
         Highly Compensated Group Deferral Percentage.....................13
         Highly Compensated...............................................16
         Investment Funds..................................................7
         Key Employee....................................................A-3
         Leased Employee...................................................4
         Loan Fund.........................................................7
         named fiduciaries.................................................2
         Non-highly Compensated Group Contribution Percentage.............15
         Non-highly Compensated Group Deferral Percentage.................13
         Non-Key Employee................................................A-4
         Participant.......................................................3

         Permissive Aggregation Plan ....................................A-5
         PIN...............................................................2
         plan administrator ...............................................1
         Plan Year.........................................................2
         Pre-Tax Account...................................................9
         Preferred Stock...................................................7
         Related Company...................................................1
         Required Aggregation Plan ......................................A-4
         Rollover Account..................................................9
         Rollover Contribution ............................................6
         Termination Date.................................................16
         Top-Heavy.......................................................A-1
         Trust Fund........................................................7
         Trust.............................................................1
         Trustee...........................................................1
         unit..............................................................8
         After-Tax Account.................................................9
         After-Tax Contribution............................................5
         Hourly Savings Plan...............................................1
         Plan..............................................................1
         Pre-Tax Contribution..............................................5
         Rewards Plan......................................................1
         Salaried Savings Plan.............................................1
         Participant.......................................................3
         Savings Plans.....................................................1
         Wisconsin Hourly Savings Plans................................... 1
||

                   THE BRUNSWICK RETIREMENT SAVINGS PLAN


                                 SECTION 1

                                  General

         1.1. Purpose and Effective Date. BRUNSWICK CORPORATION, a Delaware corporation (the "Company"), had previously established the Brunswick Retirement Savings Plan for Salaried Employees (the "Salaried Savings Plan"), the Brunswick Retirement Savings Plan for Hourly Employees (the "Hourly Savings Plan") and the Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees the ("Wisconsin Hourly Savings Plans") (together, the "Savings Plans"). Effective on April 30, 1999, the assets of the Savings Plans accounts of employees eligible to participate in the Brunswick Rewards Plan (the "Rewards Plan") as of April 1, 1999 were transferred to the Rewards Plan. Immediately thereafter, the Hourly Savings Plan and Wisconsin Hourly Savings Plan were merged into the Salaried Savings Plan, to be henceforth called the BRUNSWICK RETIREMENT SAVINGS PLAN (the "Plan"). The purpose of the Plan is to assist the Company's eligible employees, and the eligible employees of any Related Company (as defined in subsection 1.2) which adopts the Plan, in providing for their future security. The "Effective Date" of the Plan as amended and restated herein is April 30, 1999, and to the extent that any provision hereof has an effective date earlier than April 30, 1999 such provision shall be deemed to be an amendment of each of the Savings Plans as in effect immediately prior to the Effective Date, to the extent applicable. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with a cash-or-deferred arrangement within the meaning of section 401(k) of the Code.

         1.2. Employers and Related Companies. The Company and each Related Company which, with the Company's consent, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer". The term "Related Company" means any corporation, trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code.

         1.3. Trust Agreement. All contributions made under the Plan will be held, managed and controlled by a Trustee (the "Trustee") acting under a Trust which forms a part of the Plan. The terms of the Trust are set forth in a Trust Agreement known as BRUNSWICK CORPORATION RETIREMENT SAVINGS TRUST (the "Trust"). All rights which may accrue to any person under the Plan shall be subject to all of the terms and provisions of the Trust Agreement as in effect from time to time.

         1.4. Plan Administration. Except as described in Section 12, the Company shall be the "administrator" of the Plan as defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the "plan administrator" as defined in section 414(g) of the Code. The authority to control and manage the assets of the Plan shall be vested in the Benefits Administration Committee described in Section 12 (the "Committee"). The Company and the members of the Committee shall be "named fiduciaries", as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their respective authority and responsibilities under the Plan.

         1.5.      Plan Year.  The term "Plan Year" means the calendar year.

         1.6. Accounting Dates. The term "Accounting Date" means each day the New York Stock Exchange is open for business.

         1.7. Applicable Laws. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

         1.8. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.9. Notices. Any notice or document required to be filed with the Committee or the Company under the Plan will be properly filed if addressed to the Committee or the Administrator of the Plan, and delivered or mailed by registered mail, postage prepaid, to the Company at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

         1.10. Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone and/or computer system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the ("Access System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Access System, and entry by a Participant of his PIN (with his Social Security Number or some other form of verification authorized by the Committee) shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Access System, including but not limited to, enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents (if loans are permitted under the Plan), and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Committee on the date it is electronically transmitted, unless such transmission occurs after the applicable cut off date, as determined by the Committee in its sole discretion, for the Access System for that day, in which case it will be considered submitted on the next day on which the New York Stock Exchange is open for business. To the extent permitted by rules established by the Committee, the Access System may include computer access through the Internet or other similar system.

         1.11. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         1.12. Action by Employer. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized officer of the Company.

         1.13. No Reversion to Employers. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in Article V of the Trust Agreement.

         1.14. Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement's effective date.

         1.15. Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan.


                                 SECTION 2

                           Participation in Plan

         2.1. Eligibility for Participation. Subject to the terms and conditions of the Plan, each employee of an Employer who was a "Participant" in any of the Savings Plans immediately prior to the Effective Date, other than employees eligible to participate in the Rewards Plan, shall be Participants in this Plan on the Effective Date. Subject to the terms and conditions of the Plan, each other employee of an Employer will be eligible to become a "Participant" in the Plan for purposes of
Section 3 and subsection 4.1 on the later of the Effective Date or the first date on which he meets all of the following requirements:

                  (a)      he has attained age 21;

                  (b) he is employed by an Employer as a member of a group of employees to whom the Plan has been extended by that Employer listed on Schedule I attached hereto; and

                  (c)      he is not eligible to participate in the Rewards
                           Plan.

Participation is voluntary, and requires an After-Tax or Pre-Tax
Contribution election under subsection 3.1 or 3.2 made in accordance with uniform rules established by the Committee.

Notwithstanding any other provision of the Plan to the contrary, no individual shall be eligible to participate in the Plan for any period during which such individual provides services under a contract or arrangement between an Employer and either such individual himself or an agency or leasing organization, that purports to treat the individual as either an independent contractor or an employee of such agency or leasing organization, even if the individual is later determined (by judicial action or otherwise) to have been a common law employee of an Employer during such period rather than an independent contractor or an employee of such agency or leasing organization.

         2.2. Plan Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment, and will not give any employee the right to be retained in the employ of any Employer or Related Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         2.3. Extended Participation. When distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond or cannot be made until after his Termination Date (as described in Subsection 8.2), during any period during which the Participant continues in the employ of an Employer but fails to meet the requirement set forth in paragraph 2.1(b) or (c), or during any period for which Pre-Tax Contributions (as described in subsection 3.1) are not made on his behalf, the Participant or, in the event of his death, his Beneficiary (as defined in subsection 10.8) will be considered and treated as a Participant for all purposes of the Plan, except as follows:

                  (a) no Pre-Tax Contributions will be credited to his Pre-Tax Account (as described in paragraph 6.1(a)) for any period during which he continues in the employ of the Employers but fails to meet the requirements of paragraphs 2.1(b) and (c) or after his Termination Date;

                  (b) the Beneficiary of a deceased Participant cannot designate a Beneficiary under subsection 10.7; and

                  (c) a Participant may not make a withdrawal or borrow in accordance with the provisions of
                           Section 9 after his Termination Date.

         2.4. Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan or in any other Plan maintained by an Employer or a Related Company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

                  (a) for any period during which not more than 20% of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension Plan maintained by the leasing organization which
                            (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization
                            (beginning with the date they become
                            employees), other than those employees excluded under section 414(n)(5) of the Code; or

                  (b) for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a Leased Employee.

For purposes of paragraph (a) above, "Highly Compensated" shall have the meaning set forth in subsection 7.13.


                                 SECTION 3

           Employee After-Tax, Pre-Tax and Rollover Contributions

         3.1. After-Tax Contributions. Subject to the following provisions of this Section 3, and to the limitations set forth in Section 7 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to make an "After-Tax Contribution" for a payroll period that is not less than 1 percent nor more than 6 percent (or such greater percentages as the Committee shall decide, and in all cases in multiples of 1 percent) of the Compensation payable to him by the Employers for that payroll period.

         3.2. Pre-Tax Contributions. Subject to the limitations set forth in Section 7 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to have his Compensation reduced and to have a "Pre-Tax Contribution" made on his behalf of from 1% to 15% of his Compensation. Any election pursuant to this subsection 3.2 shall be submitted to the Committee by means of the Access System prior to the payroll date with respect to which it is to first take effect.

         3.3. Payment of After-Tax and Pre-Tax Contributions. Pre-Tax and After-Tax Contributions shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets.

         3.4. Variation, Discontinuance and Resumption of After-Tax or Pre-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to prospectively change his After-Tax and/or Pre- Tax Contribution rate(s) within any limits specified in subsections 3.1 or 3.2, whichever is applicable, to elect to discontinue such contributions or to have them resumed by filing a new election through the Access System prior to its effective date.

         3.5. Compensation. For purposes of this Section 3 and Section 4, effective April 1, 1999 a Participant's "Compensation" shall mean the salary, overtime, commissions and cash bonuses paid to a Participant during the Plan Year after the date on which he becomes a Participant, determined without regard to any reduction of such compensation under a Pre-Tax Contribution election or an election to make contributions to a cafeteria plan under section 125 of the Code, which is paid to him by an Employer for services rendered to it as an employee, up to the maximum amount permitted for any Plan Year under section 401(a)(17) of the Code. Compensation does not include amounts paid under the Brunswick Performance Plan, the Brunswick Senior Executive Bonus Plan or Brunswick Strategic Incentive Plan.

         3.6. Rollover Contributions. A Participant, or an employee who would be eligible to participate in the Plan in accordance with subsection
2.1 but for the requirement that he make a Pre- Tax or After-Tax Contribution election, may make a "Rollover Contribution" in cash of all or part of the taxable portion of a distribution from a qualified defined contribution plan of another employer or from an individual retirement account which, under applicable provisions of the Code, is permitted to be rolled over into this Plan, excluding any voluntary deductible contributions (as defined in section 72(o)(5) of the Code). The Committee shall determine whether any requested rollover satisfies the requirements of this subsection, and may request whatever supporting documents it deems necessary to make that determination. An otherwise eligible employee who makes a Rollover Contribution before he has satisfied all of the requirements for becoming a Participant shall nevertheless be considered a Participant solely with respect to his Rollover Account.


                                 SECTION 4

                      Employer Matching Contributions

         4.1. Employer Matching Contributions. At any time prior to the due date (including extensions) for filing its Federal income tax return for any Plan Year, any Employer may contribute "Employer Matching Contributions" for a Plan Year on behalf of any class of Participants for whom it has made Pre-Tax Contributions for such Plan Year, provided, however, that no Employer Matching Contributions described in clause (v) below shall be made for any Plan Year on behalf of a Participant who is not employed by an Employer on December 1 of that year. Subject to the provisions of Section 7, the amount of the Employer Matching Contributions with respect to any class of Participants who are entitled to share in such contributions shall be equal to a percentage, as determined by that Employer, of all or any portion of the Pre-Tax Contributions made by the Employer on behalf of such Participants for that Plan Year; provided that
(i) no Employer Matching Contributions shall be made with respect to a Participant's Pre-Tax Contributions for any Plan Year in excess of 6% of his Compensation for that year; (ii) for purposes of determining the amount of

Employer Matching Contributions, a Participant's Pre-Tax Contributions made during the Plan Year shall be reduced by the amount withdrawn from his Pre-Tax Account during the Plan Year in accordance with subsection 9.2;
(iii) Employer Matching Contributions shall be made for each payroll period at a rate of 5 percent (5%) of the Pre-Tax Contributions for the payroll period that do not exceed six percent (6%) of Compensation for the payroll period and are allocated to Investment Funds other than Brunswick Stock Fund; (iv) Employer Matching Contributions shall be made for each payroll period at the rate of 10 percent (10%) of the Pre-Tax Contributions for the payroll period that do not exceed six percent (6%) of Compensation for the payroll period and are allocated to the Brunswick Stock Fund; and (v) additional Employer Matching Contributions for a Plan Year in excess of such 5 percent (5%) and 10 percent (10%) amounts, per payroll period, if any, shall be made by an Employer for any designated class or group of Participants, and any such additional Employer Matching Contributions shall be allocated to eligible Participants' Accounts as of the last day of the Plan year based upon their Pre-Tax Contributions and Compensation (not exceeding 6%) for the entire Plan Year.

         4.2. Limitations on Amount of Employer Contributions. In no event shall the aggregate amount of any contributions made by an Employer for any Plan Year exceed the limitations imposed by Section 404 of the Code on the maximum amount deductible on account thereof by that Employer for that year.

         4.3. Payment of Employer Contributions. Employer Matching Contributions made by an Employer for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return for the tax year coincident with such Plan Year, including any extensions thereof, but all such contributions shall be considered to have been made on the last day of the Plan Year regardless of when paid to the Trustee.

         4.4. Military Absences. Notwithstanding any other provision of the Plan to the contrary, eligibility service shall be credited, and make-up contributions shall be permitted (and made), as required by section 414(u) of the Code

 .
                                 SECTION 5

                      The Trust Fund, Investment Funds
                       and Investment Fund Elections

         5.1. The Trust Fund, Investment Funds. The "Trust Fund" as of any date consists of all property of every kind then held by the Trustee with respect to the Plan. The Committee shall establish one or more "Investment Funds" for investment of Participants' Accounts and, from time to time, may eliminate or modify the then existing Investment Funds or establish additional Investment Funds. The Investment Funds will include, without limitation, a "Loan Fund" which shall consist only of promissory notes evidencing loans make to Participants in accordance with the provisions of subsection 9.1 and a "Brunswick Stock Fund" which shall be invested primarily in shares of common ("Common Stock") and preferred stock ("Preferred Stock") of the Company.

         5.2. Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interest in each such Fund and the portion of such interest that is attributable to each of his Accounts. The Committee, in its sole discretion, may establish uniform rules for reporting the value of each such subaccount, including but not limited to using a "unit" measurement to reflect each Participant's interest in an Investment Fund that has the effect of blending the value of the cash or cash equivalents that comprise part of that Fund with the value of the securities in which the Fund is primarily invested.

         5.3. Investment Fund Elections. At the time that a Participant enrolls in the Plan he may specify the percentage, in increments of 1%, of the Pre-Tax Contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds in accordance with uniform rules established by the Committee. Any such investment direction shall be deemed to be a continuing direction until changed by the Participant. During any period in which no such direction has been given in accordance with rules established by the Committee, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Committee. A Participant may modify his investment direction prospectively by using the Access System prior to the effective time of the change in accordance with uniform rules established by the Committee.

The Plan is intended to satisfy the requirements of section 404(c) of ERISA with respect to Participants' investment elections. To the extent permitted by law, neither the Employers, the Committee, the Trustee nor any other fiduciary of the Plan shall be liable for any loss resulting from a Participant's exercise of his right to direct the investment of his Accounts.

         5.4. Transfers Between Investment Funds. Subject to uniform rules established by the Committee, each Participant may elect to transfer, prospectively, the value of his Accounts attributable to his Pre-Tax Contributions held in any Investment Fund to any other Investment Fund then made available to such Participant, provided that Pre-Tax Contributions initially invested in the Brunswick Stock Fund that were allocated the increased match under clause 4.1 (iv) may not be moved to another Investment Fund for the first 24 months after they are credited to the Participant's Accounts. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Committee.

         5.5. Liquidity. In order to accommodate investment changes and other elections by Participants in a timely manner, a certain portion of each of the Investment Funds may be held in cash or cash equivalents. The percentage of assets held in each Investment Fund in cash or cash equivalents may differ from Fund to Fund and from time to time, as considered appropriate by the Committee (or its delegate). The rate of return of each Investment Fund will be a combination of the short term earnings (or losses) on the cash portion of the Fund and the earnings (or losses) of the securities or other investments in which such Fund is primarily invested, determined in accordance with uniform rules established by the Committee (or its delegate).

         5.6. Investment of Employer Matching Contributions. A Participant's Employer Matching Contributions shall be invested in the Brunswick Stock Fund. As of any Accounting Date each Participant who has attained at least age 59-1/2, by an election filed with the Company through the Access System may specify the percentage in multiples of 1% of his interest in the Brunswick Stock Fund allocated to his Employer Matching Account that is to be invested thereafter under any other Investment Fund.


                                 SECTION 6

                              Plan Accounting

         6.1. Participants' Accounts. The Committee will maintain the following Accounts in the name of each Participant which shall be adjusted from time to time as required by subsection 6.2:

                  (a) an "After-Tax Account" in the name of each Participant, which account will reflect the amount of the After-Tax Contributions, if any, made by him, and the income, losses, appreciation and depreciation attributable thereto.

                  (b) a "Pre-Tax Account" in the name of each Participant, which account will reflect the amount of the Pre-Tax Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto;

                  (c) an "Employer Matching Account" in the name of each Participant, which account will reflect the amount of the Employer Matching Contributions made by the Employers on his behalf, and the income, losses, appreciation and depreciation attributable thereto; and

                  (d) a "Rollover Account" in the name of each Participant, which account will reflect the amount of the Rollover Contributions, if any, made by him, and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts within the Pre-Tax Account to distinguish contributions (and the earnings thereon) eligible to be matched from contributions (and the earnings thereon) above the matching limit, as well as subaccounts to reflect balances transferred to this Plan from another qualified plan that are subject to special rules. The accounts and subaccounts provided for in this subsection 6.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate accounts.

Reference to a Participant's "Accounts" means his Pre-Tax Account, After-Tax Account, Employer Matching Account and Rollover Account.

         6.2. Allocation of Fund Earnings and Changes in Value. As of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Accounting Date shall be allocated to each Participant's subaccounts invested in such Investment Fund by adjusting upward or downward the balance of his subaccounts invested in such Investment Fund in the ratio which the subaccounts of such Participant invested in such Investment Fund bears to the total of the subaccounts of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Pre-Tax, Employer Matching, Profit Sharing, and Rollover Contributions received since the preceding Accounting Date, so that the total of the subaccounts of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) as determined by the Trustee in accordance with uniform procedures consistently applied. The Plan will use a daily valuation system, which generally shall mean that Accounts will be updated each business day to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants' investment elections, and changes in the unit value of the Investment Funds under the Plan. Such daily valuation is dependent upon the Plan's recordkeeper receiving complete and accurate information from a variety of different sources on a timely basis. Since events may occur that cause an interruption in this process, affecting a single Participant or a group of Participants, there shall be no guarantee by the Plan that any given transaction will be processed on the anticipated day. In the event of any such interruption, an affected transaction will be processed as soon as administratively feasible and no attempt shall be made to reconstruct events as they would have occurred absent the interruption, regardless of the cause, unless the Committee in its sole discretion directs the Plan's recordkeeper to do so.

         6.3. Allocation and Crediting of Contributions. Subject to the provisions of Section 7, Pre-Tax, After-Tax, Employer Matching and Rollover Contributions made on behalf of a Participant shall be credited to that Participant's appropriate Accounts as of the Accounting Date coinciding with the day such contribution is received by the Trustee with verified data. Unless the Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

         6.4. Correction of Error. In the event of an error in the adjustment of a Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 6.4, the Accounts of other Participants shall not be readjusted on account of such error.

         6.5. Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Committee may determine, the Company shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Company within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Company within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

                                 SECTION 7

                        Limitations On Compensation,
                       Contributions and Allocations

         7.1. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of
the Code, the Company may unilaterally modify or revoke any After-Tax or Pre-Tax Contribution election made by a Participant pursuant to subsections
3.1 or 3.2, or may reduce (to zero if necessary) the level of Employer Matching Contributions to be made on behalf of Highly Compensated Participants for any month pursuant to subsection 4.1.

         7.2. Compensation for Limitation/Testing Purposes. "Compensation" for purposes of this Section 7 shall mean:

                  (a) the Participant's wages, salary, commissions, bonuses, reimbursements, expense allowances and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation Plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment; plus

                  (b) any elective contributions made on the Participant's behalf for the Plan Year to a Plan sponsored by an Employer or a Related Company that are not currently includable in income pursuant to section 125 or 402(a)(8) of the Code, up to a maximum limit for any Plan Year of the maximum amount permitted for such Plan Year under Code section 401(a)(17), taking into account any required proration of such amount under applicable regulations.

         7.3. Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

                  (a) $30,000 (as adjusted for cost of living increases under section 415(d) of the Code); or

                  (b) 25 percent of the Participant's Compensation for that Plan Year calculated as if each Section 415 Affiliate (defined below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution Plan of an Employer or a Related Company or
Section 415 Affiliate, provided that, if any other such Plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Participant for any Plan Year, the sum of all contributions and forfeitures (excluding Rollover Contributions) allocated to a Participant's Accounts under the Plan for such year, excluding Pre-Tax Contributions that are distributed as excess deferrals in accordance with subsection 7.7, but including any After-Tax, Pre-Tax or Employer Matching Contributions (the latter even if forfeited) treated as excess contributions or excess aggregate contributions under subsections 7.9, 7.11 or 7.12. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(a) of the Code) of a Participant under a defined benefit plan and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit Plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or a
Section 415 Affiliate. Section 415 Affiliate means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".

         7.4. Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsections 7.3, the excess amounts shall be treated, as necessary, (i) first by distributing any after-tax contributions and any earnings attributable thereto, (ii) next by distributing any unmatched pre-tax contributions and any earnings attributable thereto, (iii) next by distributing any matched pre-tax contributions and any earnings thereto and (iv) finally by treating such excess amounts in accordance with Treas. Reg. ss.1.415-6(b)(6)(iii), that is, by placing such amounts unallocated in a suspense account for the Plan Year and by using such amounts to reduce the Employer Matching Contributions in the following Plan Year (or succeeding Plan Years, if necessary) for all Participants in accordance with the rules set forth in Treas. Reg. ss.1.415-6(b)(6)(i).

         7.5. Allocation Among Employers. If the amount of Employer contributions otherwise allocable to a Participant in any Plan Year would exceed the limitations imposed by the provisions of subsection 7.3, and the Participant is employed by more than one Employer during that year, the amount of each Employer's contribution which would otherwise be allocated and credited to the Participant's Accounts shall be reduced by an amount determined by multiplying such excess amount by a fraction, the numerator of which is the sum of the Employer contributions of that Employer otherwise allocable to the Participant for that year, and the denominator of which is the sum of the Employer contributions of all Employers otherwise allocable to the Participant for that year.

         7.6. Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 7.7, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan. The foregoing limitation shall apply only so long as section 415(e) of the Code remains effective.

         7.7. Section 402(g) Limitation. In no event shall the Pre-Tax Contributions for a Participant under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed the maximum amount permitted for any calendar year under section 402(g) of the Code. If during any taxable year a Participant is also a participant in another cash or deferred arrangement, and if his elective deferrals under such other arrangement together with his Pre-Tax Contributions exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Company to direct the Trustee to distribute all or a portion of such excess to him, with any allocable gains or losses for that Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations). Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Pre-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 7.7, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Pre-Tax Contributions previously distributed to the same Participant pursuant to subsection 7.9, provided, however, that for purposes of subsections 7.3 and 7.8, the correction under this subsection 7.7 shall be deemed to have occurred before the correction under subsection 7.9.

         7.8. Section 401(k)(3) Testing. For any Plan Year beginning on or after January 1, 1997, the amount by which the average of the Deferral Percentages (as defined below) of each eligible employee who is Highly Compensated (the "Highly Compensated Group Deferral Percentage") exceeds the average of the Deferral Percentages of each eligible employee who is not Highly Compensated (the "Non-highly Compensated Group Deferral Percentage") shall be less than or equal to either (i) a factor of 1.25 or
(ii) both a factor of 2 and a difference of 2. "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Pre-Tax Contributions for the year by his Compensation for the year, subject to the following special rules:

                  (a) any employee eligible to participate in the Plan at any time during a Plan Year shall be counted, regardless of whether any Pre-Tax Contributions are made on his behalf for the year;

                  (b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other plans described in section 401(k) of the Code maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year, shall be determined as if all such elective deferrals were made on his behalf under the Plan;

                  (c) in the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 7.8 shall be applied as if all such plans were a single plan; provided, however, that such plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same plan year;

                  (d) excess Pre-Tax Contributions distributed to a Participant under subsection 7.7 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

                  (e) union Participants shall be tested separately from non-union Participants, and all
                           Participants who are members of a single collective bargaining unit may be tested separately under this subsection 7.8 (on a reasonable and reasonably consistent basis from year to year).

Application of this subsection 7.8 shall be made in accordance with section 401(k)(3) of the Code and applicable regulations thereunder, including section 401(k)(3)(F). For the Plan Year containing the Effective Date, the tests under this subsection 7.8 and subsection 7.10 shall be performed as if the merger of the Savings Plans and the transfer to the Rewards Plan described in subsection 1.1 had all occurred on January 1, 1999.

         7.9. Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 7.8, the Company shall direct the Trustee to distribute to Highly Compensated Participants enough of their Pre-Tax Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for the Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations), so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection
7.8. The amounts to be distributed to any Participant pursuant to this subsection 7.9 shall be reduced by the amount of any Pre-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 7.7. The Committee shall take such actions no later than the close of the Plan Year following the Plan Year for which the excess Pre-Tax Contributions were made.

         7.10. Code Section 401(m)(2) Testing. For any Plan Year beginning on or after January 1, 1997, the amount by which the average of the Contribution Percentages (as defined below) of each eligible employee who is Highly Compensated (the "Highly Compensated Group Contribution Percentage") exceeds the average of the Contribution Percentages of each eligible employee who is not Highly Compensated (the "Non-highly Compensated Group Contribution Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of
2. The "Contribution Percentage" for any eligible employee for a Plan Year shall be determined by dividing his After-Tax and Employer Matching Contributions for the year by his Compensation for the year, subject to the following rules:

                  (a) any employee eligible to participate in the Plan at any time during a Plan Year shall be counted, regardless of whether any After-Tax or Employer Matching Contributions are made for him for the year;

                  (b) the Contributions Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan; and

                  (c) in the event that this Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 7.10 shall be applied as if all such plans were a single plan; provided, however, that such plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan year; and

                  (d) all Participants who are members of a collective bargaining unit shall be disregarded under this subsection 7.10.

Application of the provisions of this subsection 7.10 shall be made in accordance with the requirements of section 401(m) of the Code and the regulations thereunder, including section 401(m)(5)(C).

         7.11. Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 7.10, the Company shall direct the Trustee to distribute to Highly Compensated Participants enough of their After-Tax and Employer Matching Contributions under the leveling method of applicable Treasury regulations, with any allocable gains or losses for such Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that satisfies applicable Treasury regulations), so that the Highly Compensated Group Contribution Percentage meets one of the tests referred to in subsection
7.10. Any such distribution shall be made first from After-Tax Contributions and then, if necessary from Employer Matching Contributions. The Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such excess contributions were contributed.

         7.12. Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 7, if the 1.25 factors referred to in subsections 7.8 and 7.10 are both exceeded for a Plan Year, the leveling method of correction prescribed in subsection 7.11 shall be continued until the combined limitation set forth in Treas. Reg. ss. 1.401(m)-2(b) is satisfied for such Plan Year.

         7.13. Highly Compensated. An employee or Participant shall be "Highly Compensated" for any Plan Year if he:

                  (a) during that Plan Year or preceding Plan Year was at any time a 5 percent owner of an Employer or a Related Company; or

                  (b) during the preceding Plan Year received Compensation in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).


                                 SECTION 8

                       Vesting and Termination Dates

         8.1. Determination of Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in all of his Accounts, provided that any Employer Matching Contributions that are allocable to any Pre-Tax Contributions returned to a Participant to satisfy one of the limits set forth in Section 7 shall be forfeited and used to reduce Employer contributions.

         8.2. Termination Date. A Participant's "Termination Date" shall be the date on which his employment with the Employers and Related Companies terminates for any reason.

         8.3. Distribution Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of his Account pursuant to
Section 10, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Participant remains employed by such business or subsidiary after the sale, (b) the Employer continues to maintain the Plan after the sale,

(c) no transfer of the Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the Participant requests distribution of his Account under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.


                                 SECTION 9

                   Loans and Pre-Termination Withdrawals

         9.1. Loans. Upon written request by a Participant who is an employee of an Employer or who is a "party in interest" with respect to the Plan (as such term is defined in section 3(14) of ERISA), the Company, subject to such terms and conditions as the Committee may uniformly impose from time to time, may authorize a loan of at least $1,000 to be made from the Trust Fund to the Participant from his Pre-Tax and Rollover Accounts as of any Accounting Date (after all adjustments then required under the Plan have been made), subject to the following:

                  (a) No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

                           (i)      $50,000, reduced by the excess, if any, of:

                                    (A)     the highest outstanding balance
                                            of all loans to the Participant
                                            from the plans during the
                                            one-year period ending on the
                                            day immediately before the date
                                            on which the loan is made; over

                                    (B)     the outstanding balance of
                                            loans from the plans to the
                                            Participant on the date on
                                            which such loan is made; or

                           (ii)     one-half of the aggregate vested
                                    interest of the Participant under all
                                    such plans;

                           and no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the vested balance of the Participant's Accounts under the Plan as of the date the loan is made.

                  (b) No Participant may have more than two loans outstanding at one time.

                  (c) Each loan to a Participant shall be charged against the Participant's Accounts pro rata and shall be charged against each Investment Fund in which his Accounts are invested in the same ratio as the value of his interest in such

                           Fund with respect to the applicable Account bears to the total of all his interest in that Account, provided that loans shall be made only from a Participant's Pre-Tax and Rollover Accounts.

                  (d) Each loan shall be evidenced by a written note providing for:

                           (i) a reasonable repayment period of not more than 5 years from the date of the loan (10 years for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Participant's principal residence);

                           (ii)     a reasonable rate of interest;

                           (iii)    substantially equal payments of
                                    principal and interest over the term of
                                    the loan no less frequently than
                                    quarterly; and

                           (iv) such other terms and conditions as the Committee shall determine.

                  (e) Payments of principal and interest to the Trustee with respect to any loan shall be credited to the Participant's Fund Accounts in accordance with his current investment directions.

                  (f) Generally, loan repayments will be made by payroll deduction. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check to the Company, which payment shall be forwarded to the Trustee as soon as practicable after the checks clears.

                  (g) The loan may be prepaid in full at any time without penalty.

                  (h) Any loan to a Participant shall become immediately due and payable at such time as a Participant who has terminated employment with the Employers receives a distribution of his Account balances, provided that any loans made after the Effective Date shall become immediately due and payable when the Participant terminates employment with the Employers. Notwithstanding any other provision of the Plan to contrary, if the outstanding balance on any loan is not paid within the grace period permitted by applicable Treasury regulations or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant's vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant's vested interest may be executed in a series of actions as amounts credited to the Participant's Account become distributable.

                  (i) A Participant's obligation to repay a loan (or loans) from the Plan shall be secured by the Participant's vested interest in the Plan.

                  (j) If distribution is to be made to a Beneficiary in accordance with Section 10, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

                  (k) The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing.

         9.2. Withdrawal of After-Tax, Pre-Tax and Rollover Contributions. As of any Accounting Date, a Participant may withdraw from his Rollover and Pre-Tax Accounts (exclusive of amounts credited to the Loan Fund) any amount after attainment of age 59-1/2 or, prior to age 59- 1/2, any amount (other than earnings credited on Pre-Tax Contributions) necessary to meet a Hardship (as defined in subsection 9.3). As of any Accounting Date (but not more than twice during any Plan Year), a Participant may withdraw an amount that is not less than $1,000 (or if less, 100% of the amount than credited to his After-Tax Account) and not greater than the amount then credited to his After-Tax Account. Notwithstanding the foregoing, any withdrawal in accordance with this subsection 9.2 on account of Hardship shall be made first from the Participant's After-Tax and Rollover Accounts and only after those accounts are depleted, from his Pre-Tax Account. Any request for a withdrawal in accordance with this subsection 9.2 shall be filed with the Company at such time and in such manner as the Company may require.

         9.3. Hardship. A withdrawal will not be considered to be made on account of "Hardship" unless the following requirements are met:

                  (a) The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

                               (i)  medical expenses incurred by the
                                    Participant, the Participant's spouse
                                    or any dependent of the Participant (as
                                    defined in section 152 of the Code) or
                                    necessary for such persons to obtain
                                    such medical care;

                               (ii) the purchase (excluding mortgage
                                    payments) of a principal residence of
                                    the Participant;

                               (iii) payment of tuition and related
                                     educational fees for the next twelve
                                     months of post-secondary education for
                                     the Participant, or his spouse,
                                     children or dependents;

                               (iv)  the need to prevent the eviction of
                                     the Participant from his principal
                                     residence or foreclosure on the
                                     mortgage of the Participant's
                                     principal residence; or

                               (v)   any other circumstances of immediate
                                     and heavy financial need identified as
                                     such in revenue rulings, notices or
                                     other documents of the Internal
                                     Revenue Service or general
                                     applicability.

                  (b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the distribution does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant's representation that the need cannot be relieved:

                               (i) through reimbursement or compensation by insurance or otherwise;

                               (ii)  by reasonable liquidation of the
                                     Participant's assets, to the extent
                                     such liquidation would not itself give
                                     rise to an immediate and heavy
                                     financial need;

                               (iii) by ceasing to make contributions to
                                     the Plan (or any other plan of the
                                     Employer permitting deferral of
                                     compensation); or

                               (iv)  by a loan pursuant to subsection 9.1
                                     or by borrowing from commercial
                                     sources on reasonable commercial
                                     terms.

The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection
9.4 and adequate proof thereof, as determined by the Committee in its sole discretion.

         9.4. Order of Withdrawal from Investment Funds. Any withdrawal from an Account of a Participant which is made in accordance with this
Section 9, shall be made, in cash, from the Fund Accounts (other than the Loan Fund) maintained on behalf of the Participant for the investment of that Account pro rata according to the balances in such Fund Accounts.

         9.5. Direct Rollover Option. To the extent required under the applicable provisions of section 401(a)(31) of the Code and regulations issued thereunder, any person receiving an "eligible rollover distribution" (as defined therein) either as a withdrawal pursuant to this Section 9 or a distribution pursuant to Section 10, may direct the Company to transfer such distributable amount, or a portion thereof, to an "eligible retirement plan" (as defined therein), in accordance with uniform rules established by the Company.


                                 SECTION 10

            Post-Termination Distributions From Account Balances

         10.1. Manner of Making Payments. Subject to the following provisions of this Section 10, distribution of a Participant's Account shall be made to or for the benefit of the Participant or, in the event of the Participant's death, to or for the benefit of the Participant's Beneficiary, by payment in a lump sum.

         10.2. Commencement of Benefits. Subject to the provisions of subsection 10.3, benefits payable to or on account of any Participant shall be determined as of the Accounting Date following his Termination Date on which authorized distribution directions are received by the Trustee from the Committee, and distribution of such benefits shall occur as soon as practicable after his Account balance has been determined, subject to the following:

                  (a) A Participant whose entire vested Account balance (including any outstanding loans) is at least equal to $5,000, may defer distribution of his vested Account balance until such Accounting Date he selects that is not later than 60 days following the end of the Plan Year in which the later of his 65th birthday or his Termination Date occurs.

                  (b) If the Participant's entire vested Account balance (including any outstanding loans) does not exceed $5,000, such Account balance shall be distributed to the Participant without his consent as soon as practicable after his Termination Date.

                  (c)      If the Participant dies prior to the
                           commencement of his benefits, distribution of his benefits to any Beneficiary shall commence as soon as practicable following the date of his death.

         10.3. Limits on Commencement and Duration of Distributions. The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder:

                  (a) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the later of the following event occurs: the Partici pant's attainment of age 65 or the Participant's Termination Date.

                  (b) Notwithstanding any other provision herein to the contrary, distribution of the entire balance of the Participant's Accounts shall be made on his Required Beginning Date, that is, April 1 of the calendar year following the calendar year in which he attains age 70-1/2, provided that a Participant who is still employed on what would have been his Required Beginning Date will only receive a distribution on such date (and on the last day of that and any subsequent Plan Year) if he requests it.

         10.4. Facility of Payment. Notwithstanding the provisions of subsection 10.1, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage such person's financial affairs, the Committee may, until claim is made by a conservator or other person legally charged with the care of such person or of the estate of such person, direct the Trustee to make payment to a relative or friend of such person for the benefit of such person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of such person or the estate of such person.

         10.5. Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan and Trust are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered except in the case of a qualified domestic relations order which relates to the provision of child support, alimony payments or marital rights of a spouse, child or other dependent of a Participant and which meets such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the vested Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time, so long as the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

         10.6. Absence of Guaranty. None of the Trustee, the Committee or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

         10.7. Designation of Beneficiary. Subject to the foregoing provisions of this Section 10, each Participant, from time to time by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a Participant is legally married on the date of his death, designation of a Beneficiary other than his spouse shall be effective only if:

                  (a) the Participant's spouse acknowledges the effect of that designation and consents to the designation of the specific Beneficiary in a writing which is filed with the Committee in such form as the Committee may require and is witnessed by either a notary public or a Plan representative appointed or approved by the Committee; or

                  (b) it is established to the satisfaction of a Plan representative appointed or approved by the Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A Beneficiary designation form will be effective only if (and when) the signed form is received by the Company while the Participant is alive and will cancel all Beneficiary designation forms filed earlier. Except as otherwise specifically provided in this Section 10, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, his benefits shall be paid to the Participant's surviving spouse or, if there is no surviving spouse, to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Trustee, in its sole discretion, may make payment to the legal representative or representatives of the Participant's estate. The term "Beneficiary" as used in the Plan means the person or persons to whom a deceased Participant's benefits are payable under this subsection 10.7.

         10.8. Missing Participants or Beneficiaries. Each Participant and each Beneficiary must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company or if no address is filed with the Company, in the case of a Participant, at his last post office address as shown on the Employers' records, shall be binding on the Participant and his Beneficiary for all purposes of the Plan. None of the Employers, the Company or the Trustee shall be required to search for or locate a Participant or Beneficiary.

         10.9. Disability Distribution. Notwithstanding any other provision of the Plan to the contrary, a Participant who is disabled, within the meaning of section 401(k)(2)(B) of the Code, may elect immediate distribution of his Account balances without regard to whether his Termination Date has occurred.

                                 SECTION 11

            Voting, Tender and Exchange Rights of Company Stock

         11.1. Voting Rights of Company Stock. At least 20 days before each annual or special meeting of shareholders of the Company, the Trustee shall send to each Participant and each Beneficiary of a deceased Participant, a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the number of whole shares and any fractional share of Preferred Stock and Common Stock allocated to his Account under the Brunswick Stock Fund. In accordance with the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of the Preferred Stock, at any time that Shares of Preferred Stock are held by a person or entity other than an employee benefit plan of the Company, such Shares shall be converted into shares of Common Stock. Upon receipt of such instruction, the Trustee shall vote such shares as instructed, provided that, in the case of fractional shares, the Trustee shall vote the combined fractional shares to the extent possible to reflect the direction of the Participants to whose Accounts fractional shares are credited. The Trustee shall vote shares of Preferred Stock and Common Stock for which it does not receive voting instructions in the same proportion as such shares for which it has received directions. To the extent not otherwise furnished in accordance with the foregoing provisions of this Section 11, the Company shall furnish the Trustee and each Participant and each Beneficiary of a deceased Participant with notices and information statements when voting rights are to be exercised in a time and manner which comply with applicable law and the provisions of the Company's charter and bylaws generally applicable to security holders. Each Participant and each Beneficiary of a deceased Participant is entitled to direct the exercise of rights other than voting rights in the manner prescribed by this Section 11 with respect to the voting of Preferred Stock and Common Stock, provided, however, that the Trustee may exercise such rights with respect to shares of Preferred Stock and Common Stock for which it does not receive exercise instructions.

         11.2. Tender and Exchange Rights of Company Stock. In the event of a tender or exchange offer with respect to shares of Preferred Stock and Common Stock, by a party other than the Company, each Participant and each Beneficiary of a deceased Participant shall be entitled to direct the Trustee to tender or exchange the number of whole shares and any fractional share of Preferred Stock and Common Stock allocated to his Account under the Brunswick Stock Fund. If required by the terms of the Brunswick Corporation Certificate of Designation setting forth the rights of Preferred Stock, such shares shall be converted into shares of Common Stock at any time that such shares are held by a person or entity other than an employee benefit Plan of the Company. Any direction received from Participants and Beneficiaries by the Trustee shall be held in strict confidence. The Company shall cause to be provided to Participants, and Beneficiaries of deceased Participants, such notices and information statements as are provided to Company shareholders generally with respect to any such tender or exchange. If the Trustee does not receive a timely direction from a Participant or Beneficiary, the Trustee shall not tender or exchange such shares.

                                 SECTION 12

                   The Benefits Administration Committee

         12.1. Membership. The Benefits Administration Committee (the "Committee") referred to in subsection 1.4 shall consist of three or more members appointed by the Board of Directors of the Company. The Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the members of the Committee, or by an authorized member of the Committee, shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon.

         12.2. Rights, Powers and Duties. The Committee shall have the following discretionary authority, power, rights and duties in addition to those vested in it elsewhere in the Plan, and any decision made by the Committee pursuant to this subsection 12.2 (or any other provision of the Plan granting it such authority) shall be final.

                  (a)      To interpret and construe the provisions of the Plan.

                  (b) To adopt such rules of procedure and regulations as are consistent with the provision of the Plan and as it deems necessary and proper.

                  (c) To determine conclusively all questions arising under the Plan, including the power to determine the eligibility, benefits and other Plan rights of employees, Participants and Beneficiaries, and to remedy any ambiguities, inconsistencies, or omissions of whatever kind.

                  (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

                  (e)      To direct all benefit payments under the Plan.

                  (f) To furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes.

                  (g)      To establish a claims procedure in accordance with
                           section 503 of ERISA.

                  (h) To employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties.

To the extent applicable to its investment responsibilities, the Committee also shall have the duties, responsibilities or authority allocated to it under the terms of the Trust Agreement.

         12.3. Delegation by Company or Committee. In exercising their respective authority to control and manage the investments, operations and administration of the Plan, the Company and the Committee each may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation and the acceptance thereof by the Company or the Committee member or delegate shall be in writing and may be revoked at any time. Any member or delegate exercising Company or Committee responsibilities and powers under this subsection shall periodically report to the Company or the Committee on its exercise thereof and the discharge of such responsibilities.

         12.4. Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

         12.5. Information to be Furnished to Benefits Administration Committee. The Employers shall furnish to the Committee such data and information as may be required for it to discharge its duties. The records of the Employers as to an employee's or Participant's period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Section 415 Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as it considers desirable to carry out the Plan.

         12.6. Committee's Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

         12.7. Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses (including the fees and expenses of persons employed by it in accordance with subsection 12.1(h)) of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Employers. The Trustee is authorized and directed to pay from the Trust Fund all costs and expenses incurred in administering the Plan, including the expenses of the Committee and Plan Administrator, the fees of counsel and any agents for the Committee and Plan Administrator, the fees and expenses of the Trustee and all other administrative expenses to the extent not paid by the Employers. The Committee, in its sole discretion, having regarding to the nature of a particular expense, shall determine the portion of such expense which is to be borne by a particular Employer.

         12.8. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

                  (a) for the exclusive purposes of providing benefits to Plan Participants and other persons entitled to benefits thereunder; and

                  (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         12.9. Indemnification of the Committee. The Committee and its individual members shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function if the Committee or such member did not, in the opinion of the Board of Directors of the Company, act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

         12.10. Resignation or Removal of Member. A Committee member may resign at any time by giving ten days' advance written notice to the Employers, the Trustee and the other members of the Committee. The Company may remove a Committee member by giving advance written notice to him, the other Employers, the Trustee and the other members of the committee.

         12.11. Appointment of Successor Member. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other members, the other Employers and the Trustee. While there is a vacancy in the membership of the Committee, the remaining members shall have the same powers as the full Committee until the vacancy is filled.

         12.12. Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning the member's benefits under the Plan unless such decision could be made by that member under the Plan if that member were not a member of the Committee.

                                 SECTION 13

                         Amendment and Termination

         13.1. Amendment. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of subsection 1.14, to terminate the Plan or to amend the Plan at any time, except as follows:

                  (a) the duties and liabilities of the Trustee cannot be substantially changed without its consent; and

                  (b) no amendment shall reduce a Participant's benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Related Companies on the date of the amendment.

         13.2. Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if advance written notice of the termination is given to the other Employers. Employees of any Employer shall cease active participation in the Plan on the first to occur of the following:

                  (a) the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a contributing sponsor of the Plan;

                  (b) the date that Employer is judicially declared bankrupt or insolvent; or

                  (c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

         13.3. Merger and Consolidation of the Plan, Transfer of Plan Assets. The Company in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or may direct the Trustee to accept such a transfer from another qualified plan. In the case of any merger or consolidation with, or transfer of assets and liabilities to or from, any other plan, provision shall be made so that each affected Participant in the Plan on the date thereof (if the Plan, as applied to that

Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated. In the event that such a merger into this Plan includes forfeitures that have not yet been reallocated (or used to reduce employer contributions) in accordance with the terms of the merged plan, such forfeitures shall be maintained in a separate subaccount until reallocated (or used to reduce employer contributions) with respect to Participants who were participants in the merged plan immediately prior to the merger in accordance with its terms, as though such merged plan were still a separate plan.

         13.4. Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Section 9 and 10 as such sections may be amended from time to time.

         13.5. Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

              *          *          *          *          *

         EXECUTED at Lake Forest, Illinois this ____ day of ______, 1999 to be effective as indicated herein.


                                                BRUNSWICK CORPORATION


                                                By_____________________

                                                Its____________________

                                 Schedule I
                                     to
                   The Brunswick Retirement Savings Plan
                   --------------------------------------

         As of the Effective Date the Plan has been extended to all U.S. hourly employees and salaried employees actively participating in the Brunswick Salaried Pension Plan employed in the following business groups:

                                            Mercury Marine
                                            Indoor Recreation
                                            Zebco
                                            Brunswick Bicycle Division

                                SUPPLEMENT A
                                     TO
                   THE BRUNSWICK RETIREMENT SAVINGS PLAN

                             (Top-Heavy Status)


Application                         A-1. This Supplement A to The Brunswick
                                    Retirement Savings Plan (the "Plan")
                                    shall be applicable on and after the
                                    date on which the Plan becomes
                                    Top-Heavy (as described in subsection
                                    A-5).

Effective Date                      A-2.  The Effective Date of this Supplement
                                    A is April 30, 1999.

Definitions                         A-3. Unless the context clearly implies
                                    or indicates the contrary, a word, term
                                    or phrase used or defined in the Plan
                                    is similarly used or defined for
                                    purposes of this Supplement A.

Affected Participant A-4. For purposes of this Supplement A, the term "Affected Participant" means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy, subject to the following:

                                    (a)     For any such Plan Year the term
                                            "Affected Participant" shall
                                            include any employee of an
                                            Employer who is not a
                                            Participant solely because he
                                            failed to make contributions
                                            under subsection 3.1 for that
                                            year.

                                    (b)     The term "Affected Participant"
                                            shall not include any
                                            Participant who is covered by a
                                            collective bargaining agreement
                                            if retirement benefits were the
                                            subject of good faith
                                            bargaining between his Employer
                                            and his collective bargaining
                                            representative.

Top-Heavy                           A-5.  The Plan shall be "Top-Heavy" for any
----------                          Plan Year if, as of the Determination Date
                                    for that year (as described in paragraph
                                    (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-6) under all Aggregation Plans (as defined in subsection
                                    A-8) exceeds 60% of the present value of all benefits under such plans. The foregoing determination shall be made in accordance with the provisions of section 416 of the Code. Subject to the preceding sentence:

                                    (a)     The Determination Date with
                                            respect to any Plan for
                                            purposes of determining
                                            Top-Heavy status for any plan
                                            year of that plan shall be the
                                            last day of the preceding plan
                                            year or, in the case of the
                                            first plan year of that plan,
                                            the last day of that year. The
                                            present value of benefits as of
                                            any Determination Date shall be
                                            determined as of the accounting
                                            date or valuation date
                                            coincident with or next
                                            preceding the Determination
                                            Date. If the plan years of all
                                            Aggregation Plans do not
                                            coincide, the Top-Heavy status
                                            of the plan on any
                                            Determination Date shall be
                                            determined by aggregating the
                                            present value of plan benefits
                                            on that date with the present
                                            value of the benefits under
                                            each other Aggregation Plan
                                            determined as of the
                                            Determination Date of such
                                            other Aggregation Plan which
                                            occurs in the same calendar
                                            year as the plan's
                                            Determination Date.

                                    (b)     Benefits under any plan as of
                                            any Determination Date shall
                                            include the amount of any
                                            distributions from that plan
                                            made during the plan year which
                                            includes the Determination Date
                                            (including distributions under
                                            a terminated plan which, if it
                                            had not been terminated, would
                                            have been required to be
                                            included in an aggregation
                                            group) or during any of the
                                            preceding four Plan years, but
                                            shall not include any amounts
                                            attributable to employee
                                            contributions which are
                                            deductible under section 219 of
                                            the Code, any amounts
                                            attributable to
                                            employee-initiated rollovers or
                                            transfers made after December
                                            31, 1983 from a Plan maintained
                                            by an unrelated employer, or,
                                            in the case of a defined
                                            contribution Plan, any amounts
                                            attributable to contributions
                                            made after the Determination
                                            Date unless such contributions
                                            are required by section 412 of
                                            the Code or are made for the
                                            plan's first Plan year.

                                    (c)     Benefits attributable to a
                                            participant shall include
                                            benefits paid or payable to a
                                            beneficiary of the participant,
                                            but shall not include benefits
                                            paid or payable to any
                                            participant who has not
                                            performed services for an
                                            Employer or Related Company
                                            during any of the five Plan
                                            years ending on the applicable
                                            Determination Date; provided,
                                            however, that if a Participant
                                            performs no services for five
                                            years and then performs
                                            services, the benefits
                                            attributable to such
                                            participant shall be included.

                                    (d)     The accrued benefit of any key
                                            participant who is a Non-Key
                                            Employee with respect to a plan
                                            but who was a Key Employee with
                                            respect to such plan for any
                                            prior plan year shall not be
                                            taken into account.

                                    (e)     The accrued benefit of a
                                            Non-Key Employee shall be
                                            determined under the method
                                            which is used for accrual
                                            purposes for all plans of the
                                            Employer and Related Companies;
                                            or, if there is not such
                                            method, as if the benefit
                                            accrued not more rapidly than
                                            the slowest accrual rate
                                            permitted under section
                                            411(b)(1)(C) of the Code.

                                    (f)     The present value of benefits
                                            under all defined benefit plans
                                            shall be determined on the
                                            basis of a 6% per annum
                                            interest factor and the 1984
                                            Unisex Pension Mortality Table,
                                            with a one year setback.

Key Employee                        A-6.  The term "Key Employee" means an
------------                        employee or deceased employee (or
                                    beneficiary of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code. Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of such a deceased employee) who at any time during the Plan year which includes the Determination Date or during any of the four preceding Plan years was:

                                    (a)     an officer of any Employer or
                                            Related Company with Section
                                            415 Compensation for that year
                                            in excess of 50 percent of the
                                            amount in effect under section
                                            415(b)(1)(A) of the Code for
                                            the calendar year in which that
                                            year ends; provided, however,
                                            that the maximum number of
                                            employees who shall be
                                            considered Key Employees under
                                            this paragraph (a) shall be the
                                            lesser of 50 or 10% of the
                                            total number of employees of
                                            the Employers and the Related
                                            Companies disregarding
                                            excludable employees under Code
                                            section 414(q)(8).

                                    (b)     one of the 10 employees owning
                                            the largest interests in any
                                            Employer or any Related Company
                                            (disregarding any ownership
                                            interest which is less than 1/2
                                            of one percent), excluding any
                                            employee for any plan year
                                            whose Compensation for that
                                            year did not exceed the
                                            applicable
                                            amount in effect under section 415
                                            (c)(1)(A) of the Code for
                                            the calendar year in which that
                                            year ends;

                                    (c)     a 5% owner of any Employer or of
                                            any Related Company; or

                                    (d)     a 1% owner of any Employer or
                                            any Related Company having
                                            Compensation in excess of
                                            $150,000.

Compensation                        A-7.  The term "Compensation" for purpose
------------                        of this Supplement A generally means W-2
                                    compensation for the calendar year ending with or within that Plan year, not exceeding
                                    $150,000 or such larger amount as may be permitted for any year under Code section
                                    401(a)(17).  However, for Plan Years
                                    beginning on or after January 1, 1989,
                                    solely for purposes of determining who is a Key Employee, the term "Compensation" means compensation as defined in Code section
                                    414(q)(7).

Non-Key Employee                    A-8.  The term "Non-Key Employee" means any
----------------                    employee (or beneficiary of a deceased
                                    employee) who is not a Key Employee.

Aggregation Plan                    A-9. The term "Aggregation Plan"
----------------                    means the Plan and each other
                                    retirement Plan maintained by an
                                    Employer or Related Company which is
                                    qualified under section 401(a) of the
                                    Code and which:

                                    (a)     during the plan year which
                                            includes the applicable
                                            Determination Date, or during
                                            any of the preceding four plan
                                            years, includes a Key Employee
                                            as a participant;

                                    (b)     during the plan year which
                                            includes the applicable
                                            Determination Date or, during
                                            any of the preceding four plan
                                            years, enables the Plan or any
                                            plan in which a Key Employee
                                            participates to meet the
                                            requirements of sections
                                            401(a)(4) or 410 of the Code;
                                            or

                                    (c)     would meet the requirements of
                                            sections 401(a)(4) and 410 if
                                            it were considered together
                                            with the Plan and all other
                                            plans described in paragraphs
                                            (a) and (b) next above.

Required                              A-10. The term "Required Aggregation Plan"
Aggregation Plan                      means a plan described in either paragraph
                                      (a) or (b) of subsection A-9.

Permissive A-11. The term "Permissive Aggregation Plan" means a plan Aggregate Plan described in paragraph (c) of subsection A-9.

Minimum                             A-12.  For any Plan Year during which the
Contribution                        Plan is Top-Heavy, the minimum amount of
                                    Employer contributions excluding elective contributions as defined in Code section 401(k) and employer matched
                                    contributions as defined in Code
                                    section 401(m) allocated to the
                                    Accounts of each Affected Participant
                                    who is employed by an Employer or
                                    Related Company on the last day of that
                                    year (whether or not he has completed
                                    1000 hours of service during that
                                    year), who is not a Key Employee and
                                    who is not entitled to a minimum
                                    benefit for that year under any defined
                                    benefit Aggregation Plan which is
                                    Top-Heavy shall, when expressed as a
                                    percentage of the Affected
                                    Participant's Compensation be equal to
                                    the lesser of:

                                    (a)     3%; or

                                    (b)     the percentage at which
                                            Employer contributions
                                            (including Employer
                                            Contributions made pursuant to
                                            a cash or deferred arrangement)
                                            are allocated to the Accounts
                                            of the Key Employee for whom
                                            such percentage is greatest.

                                    For purposes of the preceding sentence,
                                    compensation earned while a member of a
                                    group of employees to whom the Plan has
                                    not been extended shall be disregarded.

                                    Paragraph (b) next above shall not be
                                    applicable for any Plan Year if the
                                    Plan enables a defined benefit Plan
                                    described in paragraph A-9(a) or A-9(b)
                                    to meet the requirements of sections
                                    401(a)(4) or 410 for that year.
                                    Employer contributions for any Plan
                                    Year during which the Plan is Top-Heavy
                                    shall be allocated first to non-Key
                                    Employees until the requirements of
                                    this subsection A-12 have been met and,
                                    to the extent necessary to comply with
                                    the provisions of this subsection A-12,
                                    additional contributions shall be
                                    required of the Employers.

Aggregate Benefit                   A-13.  For any Plan Year during which the
Participant                         Plan is Top-Heavy, paragraphs (2)(B)
                                    and (3)(b) of section 415(e) of the Code shall be applied by substituting "1.0" for "1.25".

                                SUPPLEMENT B
                                     to
                     BRUNSWICK RETIREMENT SAVINGS PLAN


Application                         B-1. This Supplement B to the Plan is
                                    applicable to any former participant in
                                    The Starcraft Company 401(k) Plan and
                                    Trust (the "Starcraft Plan") whose
                                    account balances under the Starcraft
                                    Plan were transferred to the Brunswick
                                    Retirement Savings Plan for Salaried
                                    Employees prior to the Effective Date.

Effective Date                      B-2.  The Effective Date of this Supplement
                                    B is April 30, 1999.

Definitions                         B-3. Unless the context clearly implies
                                    or indicates the contrary, a word, term
                                    or phrase used or defined in the Plan
                                    is similarly used or defined for
                                    purposes of this Supplement B.

Former Starcraft                    B-4.  Notwithstanding the provisions of
Plan Participants                   subsection 10.1, and subject to the
                                    provisions of subsection B-6 in the case of a former participant in the Starcraft Plan whose account balance under that plan has been transferred to the Plan, prior to the date the Participant's benefit payments otherwise commence in accordance with subsection 10.2, the Participant, or his Beneficiary in the event of his death, may elect to have his Account balances payable in one of the following methods:

                                    (a)     in the case of an election by the
                                            Participant:

                                            (i)     by purchase and distribution
                                                    of an annuity contract under
                                                    which equal monthly benefits
                                                    are payable to the
                                                    Participant for life; or

                                            (ii)    by payment in substantially
                                                    equal annual installments
                                                    over a period not exceeding
                                                    ten years; and

                                    (b)     in the case of an election by a
                                            Beneficiary:

                                            (i)     by payment in substantially
                                                    equal annual installments
                                                    over a 5-year period; or

                                            (ii)    if the Beneficiary is the
                                                    Participant's spouse, by the
                                                    purchase and distribution of
                                                    an annuity contract under
                                                    which equal monthly benefits
                                                    are payable for the
                                                    spouse's lifetime.

Retirement Election                 B-5.  Upon the request of a Participant,
Informtion                          the Committee will provide
                                    the Participant with information consisting of:

                                    (a)     a written description of the
                                            annuity forms of payment and
                                            the relative financial effect
                                            of payment of his Account
                                            balances in that form; and

                                    (b)     a notification of the right to
                                            revoke an election to receive
                                            payment in that form and, in
                                            the case of a married
                                            Participant, the spouse's right
                                            with respect to that
                                            revocation.

                                    The Committee may make such election
                                    information available to a Participant
                                    by:

                                            (i)        personal delivery to him;

                                            (ii)       first class mail,
                                                       postage prepaid,
                                                       addressed to the
                                                       Participant at his
                                                       last known address
                                                       as shown on his
                                                       Employer's records;
                                                       or

                                            (iii)      permanent posting on
                                                       a bulletin board
                                                       located at the
                                                       Participant's work
                                                       site.

                                    A Participant may request, by writing
                                    filed with the Committee during the
                                    90-day period preceding the date as of
                                    which his benefit payments commence, an
                                    explanation, written in nontechnical
                                    language, of the terms, conditions and
                                    financial effect of an annuity form of
                                    payment. If not previously provided to
                                    the Participant, the Committee shall
                                    provide him with such explanation
                                    within 30 days of his request by one of
                                    the methods described in paragraphs (i)
                                    and (ii) next above.

Special Rules Governing             B-6.  If a married Participant elects
Annuity Eleciton                    distribution in the form of an annuity
                                    pursuant to subsections B-4 or B-5, the
                                    following rules shall apply and shall
                                    supersede any other provision of the Plan to the contrary:

                                    (a)     The vested portions of the
                                            Participant's Accounts less any
                                            outstanding loan balance
                                            distributable in accordance with
                                            paragraph 9.1(h), shall be used
                                            to purchase a nontransferable
                                            "Joint and Survivor Annuity"
                                            (that is, an annuity payable
                                            for the life of the Participant
                                            with a survivor annuity payable
                                            for the life of his spouse
                                            which is not less than 50% of
                                            the amount of the annuity
                                            payable during the joint lives
                                            of the Participant and spouse),
                                            unless he elects another form
                                            of annuity and, if applicable,
                                            a Beneficiary other than his
                                            spouse, with the consent of his
                                            spouse to such form and
                                            Beneficiary, during the 90-day
                                            period immediately preceding
                                            his Distribution Date (as
                                            defined in paragraph (h)
                                            below), which Distribution Date
                                            shall be no earlier than 30
                                            days after his receipt of a
                                            written explanation from the
                                            Committee of the terms and
                                            conditions of the Joint and
                                            Survivor Annuity and the effect
                                            of an election of a different
                                            annuity form.

                                    (b)     No consent by the spouse to the
                                            election of a form of annuity
                                            other than the Joint and
                                            Survivor Annuity and, if
                                            applicable, Beneficiary other
                                            than the spouse shall be
                                            effective unless it is in
                                            writing, acknowledges the
                                            effect of such consent and is
                                            witnessed by a Plan
                                            representative or a notary
                                            public (unless the Committee
                                            determines that there is no
                                            spouse, that the spouse cannot
                                            be located or that consent may
                                            be waived because of such other
                                            circumstances as regulations or
                                            rulings under Code section 417
                                            set forth).

                                    (c)     During the period between his
                                            election of an annuity and his
                                            Distribution Date, no loan may
                                            be made to a Participant
                                            pursuant to subsection 9.1, no
                                            amount may be withdrawn by the
                                            Participant pursuant to
                                            subsections 9.2, 9.3 and 9.4
                                            and no amount may be
                                            distributed to the Participant
                                            pursuant to subsection 10.1, in
                                            any form other than a Joint and
                                            Survivor Annuity, without the
                                            written consent of the spouse
                                            as provided in paragraph (b) of
                                            this subsection B-6.

                                    (d)     Subject to paragraph (e) below,
                                            if the Participant dies during
                                            the period between his election
                                            of an annuity and his
                                            Distribution Date, the vested
                                            portions of his Accounts (less
                                            any amounts credited to the
                                            Loan Fund, which shall be
                                            distributed in accordance with
                                            paragraph 9.1(j)) shall be paid
                                            to his spouse in the form of a
                                            life annuity as of the
                                            Accounting Date next following
                                            the date the Participant would
                                            have attained age 65 or, if the
                                            spouse so elects, as soon
                                            as practicable after the
                                            Accounting Date next following
                                            his death; provided, however,
                                            that a spouse to whom payment
                                            is due under this paragraph (d)
                                            may elect to have such vested
                                            portions, if any, distributed
                                            in the form of a lump sum
                                            payment.

                                    (e)     The provisions of paragraph (d)
                                            above shall not apply, and
                                            distribution upon the death of
                                            the Participant shall be made
                                            in accordance with subsection
                                            10.2(c), if the spouse consents
                                            to the designation of a
                                            Beneficiary other than the
                                            spouse in accordance with
                                            subsection 10.7 during the
                                            period between the
                                            Participant's election of an
                                            annuity and his death, and
                                            acknowledges that such
                                            Beneficiary designation
                                            constitutes the spouse's
                                            consent to the Participant's
                                            waiver of a qualified
                                            preretirement survivor annuity
                                            payable to the spouse in
                                            accordance with section 417 of
                                            the Code.

                                    (f)     A Participant may revoke his
                                            election pursuant to this
                                            subsection B-6, and may make a
                                            new election of any form of
                                            distribution permitted under
                                            Section 10 at any time during
                                            the 90-day period immediately
                                            preceding his Distribution
                                            Date; provided, however, that
                                            if the effect of such
                                            revocation is to select a
                                            distribution form other than a
                                            Joint and Survivor Annuity, it
                                            shall be ineffective without
                                            the written consent of his
                                            spouse in accordance with
                                            paragraph (b) of this
                                            subsection B-6 to the new form
                                            of distribution and, if
                                            applicable, a Beneficiary other
                                            than the spouse.

                                    (g)     A spouse's consent in
                                            accordance with paragraph (b)
                                            of this subsection B-6 shall be
                                            irrevocable.

                                    (h)     A Participant's "Distribution
                                            Date" for purposes of this
                                            subsection B-6 shall mean the
                                            first day of the first period
                                            for which a payment in any form
                                            is made pursuant to this
                                            subsection B-6, which date
                                            shall be no later than the date
                                            payment is irrevocably made on
                                            behalf of the Participant or
                                            Beneficiary to the insurance
                                            company issuing the annuity
                                            contract elected by such
                                            Participant or Beneficiary.

Limitations on                      B-7.  Notwithstanding any other provision of
Benefit Payments                    this Supplement, annuity contracts purchased
                                    and distributed under the Plan with respect to an Account balance shall be subject to the following limitations:

                                    (a)     An annuity contract distributed to
                                            a Participant shall conform
                                            to the minimum distribution
                                            incidental benefit requirements
                                            of Treas. Reg. ss. 1.401(a)(9)-2.

                                    (b)     The terms of any annuity
                                            contract distributed to
                                            Participants and Beneficiaries
                                            shall be noncommutable and
                                            nonassignable.

                                    (c)     The entire interest in a
                                            Participant's Account will be
                                            distributed, under the terms of
                                            the Plan and any annuity
                                            contract distributed to
                                            participants and Beneficiaries,
                                            beginning not later than the
                                            dates specified in subsections
                                            10.2 and 10.3, over a period
                                            not exceeding the life of the
                                            Participant rollover the lives
                                            of the Participant and a
                                            designated Beneficiary (or over
                                            a period not extending beyond
                                            the life expectancy of the
                                            Participant or the life
                                            expectancy of the Participant
                                            and a designated Beneficiary).

                                    (d)     If the distribution of a
                                            Participant's Account has begun
                                            in accordance with the
                                            provisions of paragraph (c)
                                            next above, and:

                                            (i)   if the Participant dies
                                                  after distribution of his
                                                  benefits has commenced,
                                                  the remaining portion of
                                                  his Accounts (if any)
                                                  shall be distributed to
                                                  or for the benefit of the
                                                  Participant's Beneficiary
                                                  in accordance with the
                                                  distribution method in
                                                  effect on the date of the
                                                  Participant's death;

                                            (ii)  if the Participant dies
                                                  before distribution of
                                                  his benefits has
                                                  commenced, his entire
                                                  interest in the Plan
                                                  shall be distributed to
                                                  or for the benefit of his
                                                  Beneficiary over the life
                                                  of the Beneficiary (or
                                                  over a period not
                                                  extending beyond the life
                                                  expectancy of such
                                                  Beneficiary).

Investments,                        B-8.  The investment, withdrawal and loan
Withdrawals                         provisions of the Plan shall apply to the
and Loans                           employee contributions and the employer
                                    contributions held in a Participant's
                                    Accounts attributable to the Starcraft Plan in the same manner that the Plan provisions otherwise apply to employee and Employer contributions under the Plan as determined by the Committee.